UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2007

LCC International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7925 Jones Branch Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-873-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Agreement to Acquire Subsidiaries of Wireless Facilities, Inc.

On March 9, 2007, LCC Wireless Engineering Services Limited ("UK Sub"), a company limited by shares formed under the laws of the United Kingdom and a wholly-owned subsidiary of LCC International, Inc. (the "Company"), entered into a definitive agreement (the "Agreement") with Wireless Facilities, Inc., a Delaware corporation ("WFI"), to acquire the Europe, Middle East and Africa ("EMEA") business of WFI. Pursuant to the Agreement WFI will sell to UK Sub 100% of the equity interests in six direct or indirect WFI European subsidiaries (the "Transferred Subsidiaries"). In addition, WFI will assign to UK Sub $3 million in outstanding principal debt and accrued interest owed by the Transferred Subsidiaries to WFI (the "Intercompany Debt").

The purchase price for the acquisition is $4 million, of which $3.3 million is payable in cash at closing of the transaction (the "Closing"). The balance of the purchase price, also payable in cash, is payable at the end of the first quarter of 2008. Such balance may be reduced to satisfy any claims of UK Sub for indemnification pursuant to the Agreement and will be released to WFI to the extent not applied to the satisfaction of such claims. UK Sub has agreed to pay interest on the amount payable at a rate that is based on the rate payable on six (6) month certificates of deposit.

The parties have made customary representations, warranties and covenants in the Agreement, including, among others, representations by WFI relating to the ownership and operating history of the Transferred Subsidiaries and the validity of the Intercompany Debt. WFI has agreed to take certain actions prior to the Closing, including payment or cancellation of certain intercompany debt. WFI has agreed to indemnify UK Sub, among other things, for damages arising from any breaches of WFI’s representations and warranties in the Agreement and certain tax liabilities, subject to certain overall limitations set forth in the Agreement.

WFI has agreed not to engage in delivering certain specified wireless telecommunication services in the EMEA region for a period of four years following the Closing. In addition, the parties have agreed to enter into a Transition Services Agreement pursuant to which, among other things, WFI will agree to grant UK Sub a license to use certain intellectual property of WFI for a period of 120 days following the Closing, and WFI will agree to continue to provide information technology support to the Transferred Subsidiaries for periods specified in such agreement. The Agreement contains mutual covenants by WFI and UK Sub not to solicit employees of the other party or its affiliates for a period of two years following the Closing.

The acquisition is subject to customary closing conditions, and includes, among others, the condition that the aggregate net cash balance held by the Transferred Subsidiaries equals at least $250,000 on the date of the Closing. The Agreement contains customary termination rights for both UK Sub, on the one hand, and WFI, on the other.

The description of the terms and conditions of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Credit Agreement.

On March 9, 2007, in connection with the consummation of UK Sub’s acquisition of the Transferred Subsidiaries as described in Item 2.01 of this Form 8-K, the Company obtained a $6.5 million senior secured revolving credit facility pursuant to a Credit Agreement, dated as of March 9, 2007 (the "Credit Agreement"), among the Company, as borrower, certain domestic subsidiaries of the Company, as guarantors, and Bank of America, N.A. as lender. The Credit Agreement provides that the loan proceeds be used to finance the acquisition of the Transferred Subsidiaries and for working capital and other general corporate purposes. The indebtedness under the Credit Agreement is guaranteed by all material domestic subsidiaries of the Company, and secured by a lien on substantially all the assets of the Company and such material domestic subsidiaries. The Credit Agreement also required the repayment and termination of the Company’s financing agreement with Commerce Funding Corporation, which was accomplished on March 9, 2007.

Amounts under the Credit Agreement may be borrowed, repaid and re-borrowed by the Company from time to time until the maturity of the credit facility on September 15, 2007. The Company may voluntarily prepay or terminate the Credit Agreement at any time without premium or penalty. Mandatory prepayments and commitment reductions are required with the net proceeds of equity issuances as well as the net proceeds of certain asset sales, insurance recovery and condemnation events that are not reinvested within 180 days.

Interest under the Credit Agreement is generally payable by the Company on a quarterly basis. Borrowings bear interest, at the Company’s option, at an annual rate equal to either:

• a specified "base rate" plus a margin of 1.50%; or
• a specified London Inter-Bank Offered Rate, or LIBOR, plus a margin of 2.50%.

The base rate is determined according to a specified prime lending rate or, if higher, the overnight federal funds rate plus 0.50%. At the Company’s election, the LIBOR rate is determined according to the LIBOR rate for interest periods of 1, 2, 3 or 6 months.

While the Credit Agreement does not contain any financial condition covenants, it otherwise contains customary affirmative and negative covenants that apply to the Company and all of its subsidiaries, including restrictions on indebtedness, liens, investments, dispositions and dividends. In addition, the Credit Agreement requires that the Company maintain its deposit and operating accounts with Bank of America. The Credit Agreement contains customary events of default, including for payment defaults, breaches of representations, breaches of affirmative or negative covenants, cross defaults to other material indebtedness, bankruptcy, and failure to discharge certain judgments. If an event of default occurs and is not cured within any applicable grace period or is not waived, the lender would have the right to accelerate the indebtedness under the Credit Agreement and exercise remedies against the collateral securing the Credit Agreement.

The description of the terms and conditions of the Credit Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Purchase of Subsidiaries of Wireless Facilities, Inc.

On March 9, 2007, LCC Wireless Engineering Services Limited, a company limited by shares formed under the laws of the United Kingdom and a wholly-owned subsidiary of LCC International, Inc. ("UK Sub"), completed its previously announced purchase of the Europe, Middle East and Africa business of Wireless Facilities, Inc., a Delaware corporation ("WFI"), for a total purchase price of $4 million.

Pursuant to the agreement between UK Sub and WFI described in Item 1.01 of this Form 8-K, UK Sub paid $3.3 million in cash to WFI in exchange for 100% of the equity interests in six direct or indirect WFI European subsidiaries (the "Transferred Subsidiaries"). In addition, WFI assigned to UK Sub $3 million in outstanding principal debt and accrued interest owed by the Transferred Subsidiaries to WFI. The balance of the purchase price, also payable in cash, is payable at the end of the first quarter of 2008. Such balance may be reduced to satisfy any claims of UK Sub for indemnification pursuant to the Agreement and will be released to WFI to the extent not applied to the satisfaction of such claims. UK Sub has agreed to pay interest on the amount payable at a rate that is based on the rate payable on six (6) month certificates of deposit.

Funds for the $3.3 million paid to WFI at the closing were obtained from LCC International, Inc., which drew upon its newly established credit line with Bank of America, N.A. described in Item 1.01 of this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K regarding the Company’s newly established credit line with Bank of America, N.A. is incorporated by reference in this Item 2.03. On March 9, 2007, the Company drew upon the credit line to pay in full the outstanding balance under its credit facility with Commerce Funding Corporation and that facility was terminated.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Financial statements for the transaction described in Item 2.01 above, if required, will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this Current Report on Form 8-K is filed.

(b) Pro forma financial information.

Pro forma financial statements for the transaction described in Item 2.01 above, if required, will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this Current Report on Form 8-K is filed.

(d) Exhibits

The following documents are herewith filed as exhibits to this report:

10.1 Agreement, dated as of March 9, 2007 by and between LCC Wireless Engineering Services Limited and Wireless Facilities, Inc.*

10.2 Credit Agreement, dated as of March 9, 2007 by and among LLC International, Inc., LCC Wireless Services, Inc., LCC Design Services, LLC, LCC Wireless Design Services, LLC and Bank of America, N.A.*

* The registrant has omitted certain schedules and exhibits in accordance with Item 601(b)(2) of the Regulation S-K. The registrant will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.

March 12, 2007	By:	Peter A. Deliso

Name: Peter A. Deliso
Title: Senior Vice President, New Ventures

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Exhibit Index

Exhibit No.	Description

10.1	Agreement, dated as of March 9, 2007 by and between LCC Wireless Engineering Services Limited and Wireless Facilities, Inc.*
10.2	Credit Agreement, dated as of March 9, 2007 by and among LLC International, Inc., LCC Wireless Services, Inc., LCC Design Services, LLC, LCC Wireless Design Services, LLC and Bank of America, N.A.*

* The registrant has omitted certain schedules and exhibits in accordance with Item 601(b)(2) of the Regulation S-K. The registrant will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.